Exhibit 5

June 4, 2014

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

Ladies and Gentlemen:

This opinion letter is furnished to you in connection Post-Effective Amendment No. 1 to the registration statement on Form S-8 (the “Registration Statement”), Registration Number 333-168459, filed by Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of Common Stock, $0.001 par value, of the Company pursuant to its 2010 Equity Incentive Plan (the “2010 Plan”).  The Company has adopted the Cubist Pharmaceuticals, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) under which shares that were available for issuance under the 2010 Plan, or subject to awards that are forfeited or cancelled in whole or in part, in each case on or after the effective date of the 2014 Plan (the “Shares”), may be issued pursuant to awards under the 2014 Plan.

We are familiar with the actions taken by the Company in connection with the adoption of the 2014 Plan.  We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the 2014 Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ ROPES & GRAY LLP

Ropes & Gray LLP